Exhibit 99.2

Contact: Rob Stewart	Contact: Amit Kumar
Investor Relations	Investor Relations
Tel (949) 480-8300	Tel (425) 493-2000
Fax (949) 480-8301	Fax(425) 493-2010

FOR IMMEDIATE RELEASE
August 15, 2007

SPLIT OFF OF COMBIMATRIX CORPORATION COMPLETED TODAY ON AUGUST 15, 2007

NEWPORT BEACH, Calif. - (BUSINESS WIRE) - August 15, 2007 - CombiMatrix Corporation (Nasdaq: CBMXD) and Acacia Research Corporation (Nasdaq: ACTG) announced today that CombiMatrix Corporation completed the split off from Acacia Research Corporation through the redemption of all outstanding shares of Acacia Research-CombiMatrix common stock.

Acacia Research Corporation, Chairman and CEO, Paul Ryan commented, “Today we completed the split off of CombiMatrix Corporation. On behalf of our shareholders I thank the former members of our Board of Directors, Tom Akin, Rigdon Currie, and Amit Kumar for their years of service to our company. I know they will do a great job as members of the Board of Directors of CombiMatrix Corporation.”

“We are pleased with the completion of our split off, and we wish Acacia Research Corporation continued success. As we move forward, we look forward to establishing our own identity in the personalized medicine market,” said Dr. Amit Kumar, President and CEO of CombiMatrix Corporation.

ABOUT ACACIA RESEARCH CORPORATION

The Acacia ResearchTechnologies group develops, acquires, and licenses patented technologies.  Acacia controls 77 patent portfolios, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, resource scheduling, spreadsheet automation, and user activated Internet advertising.

Information about the Acacia Technologies group is available at www.acaciatechnologies.com.

ABOUT COMBIMATRIX CORPORATION

CombiMatrix is a diversified biotechnology company that develops and sells proprietary technologies, products and services in the areas of drug development, genetic analysis, molecular diagnostics, nanotechnology research, defense and homeland security, as well as other potential markets where our products and services could be utilized. The technologies we have developed include methods to produce DNA arrays for use in identifying and determining the roles of genes, gene mutations and proteins. These technologies have a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Information about CombiMatrix Corporation is available at www.combimatrix.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.